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                                                                   Exhibit 4.7.2


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                            CLIFFS DRILLING COMPANY,

                              SUBSIDIARY GUARANTORS

                                  NAMED HEREIN


                                       and

                       STATE STREET BANK AND TRUST COMPANY


                                     Trustee

                                 --------------


                          SECOND SUPPLEMENTAL INDENTURE
                             (SERIES C/D SECURITIES)


                            Dated as of March 2, 1998

                                   -----------

                    Supplementing and Amending the Indenture
                           dated as of August 7, 1997
                 as amended by the First Supplemental Indenture
                           dated as of August 29, 1997



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                          SECOND SUPPLEMENTAL INDENTURE


         THIS SECOND SUPPLEMENTAL INDENTURE dated as of March 2, 1998, is between CLIFFS DRILLING COMPANY, a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS (as defined herein) and STATE STREET BANK AND TRUST COMPANY, a national banking association (the "Trustee").


                             RECITALS OF THE COMPANY

         A. The Company has duly authorized the creation of an issue of 10.25% Senior Notes due 2003, Series C (the "Series C Securities") and an issue of 10.25% Senior Notes due 2003, Series D (the "Series D Securities" and the Series C Securities and the Series D Securities, as amended or supplemented from time to time in accordance with the terms of the Indenture (as defined herein), being herein collectively called the "Securities"), of substantially the tenor and in the aggregate principal amount set forth in the Indenture.

         B. The Company and the Subsidiary Guarantors have heretofore made, executed and delivered to the Trustee an Indenture dated as of August 7, 1997 (referred to herein as the "Original Indenture") pursuant to which the Securities are issuable, and a First Supplemental Indenture dated as of August 29, 1997 (the Original Indenture as supplemented by the First Supplemental Indenture being referred to herein as the "Original Supplemented Indenture").

         C. The Securities are guaranteed by the Subsidiary Guarantors (as defined in the Indenture) on the terms provided in the Indenture.

         D. It is deemed desirable to supplement and amend the Original Supplemented Indenture to add three Restricted Subsidiaries of the Company as Subsidiary Guarantors (the Original Supplemented Indenture, as so supplemented and amended by this Second Supplemental Indenture, being sometimes referred to herein as the "Indenture").

         E. Article IX, Section 9.1 of the Original Indenture provides that under certain conditions the Company, the Subsidiary Guarantors and Trustee, may, without the consent of any Holders, from time to time and at any time, enter into an indenture or indentures supplemental thereto, for the purpose, inter alia, of adding any Restricted Subsidiary as an additional Subsidiary Guarantor (subsection (g)).

         F. In addition, Article X, Section 10.13 of the Original Indenture provides that certain Restricted Subsidiaries of the Company shall become Subsidiary Guarantors by executing and delivering a supplemental indenture agreeing to be bound by the terms of the Original Indenture.

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         G. The Series C Securities were issued on August 7, 1997 under the
Original Indenture, and the Series D Securities were issued in exchange for the Series D Securities on December 17, 1997.

         H. All things necessary to authorize the execution and delivery of this Second Supplemental Indenture, to effect the modifications of the Original Supplemented Indenture provided for in this Second Supplemental Indenture, and to make the Original Supplemented Indenture, as further supplemented and amended by this Second Supplemental Indenture, a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                    ARTICLE I

                     MODIFICATION OF THE ORIGINAL INDENTURE

         SECTION 1.1 AMENDMENT OF ARTICLE I OF THE ORIGINAL INDENTURE. Section
1.1 of the Original Indenture is amended by changing the definition of "Subsidiary Guarantor" to read as follows:

                  "'Subsidiary Guarantor' means (i) Southwestern Offshore Corporation (f/k/a Cliffs Drilling Asset Acquisition Company), a Delaware corporation, (ii) Cliffs Drilling Merger Company, a Delaware corporation, (iii) Cliffs Drilling International, Inc., a Delaware corporation, (iv) Cliffs Oil and Gas Company, a Delaware corporation,
         (v) DRL, Inc., a Delaware corporation, (vi) Cliffs Drilling Trinidad Limited, a company organized under the laws of Trinidad and Tobago,
         (vii) West Indies Drilling Joint Venture, a joint venture partnership organized under the laws of Trinidad and Tobago, (viii) Cliffs Drilling (Barbados) Holdings ESRL, a Barbados exempt societies with restricted liability, (ix) Cliffs Drilling (Barbados) SRL, a Barbados societies with restricted liability, (x) Cliffs Drilling Trinidad Offshore Limited, a company organized under the laws of Trinidad and Tobago,
         (xi) each of the Company's other Restricted Subsidiaries, if any, executing a supplemental indenture in compliance with the provisions of
         Section 10.13(a) hereof, and (xii) any Person that becomes a successor guarantor of the Securities in compliance with the provisions of
         Section 13.2 hereof."



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                                   ARTICLE II

                         ADDITIONAL SUBSIDIARY GUARANTOR

         SECTION 2.1 ADDITION OF SUBSIDIARY GUARANTORS. Cliffs Drilling (Barbados) Holdings ESRL, a Barbados exempt societies with restricted liability, Cliffs Drilling (Barbados) SRL, a Barbados societies with restricted liability, and Cliffs Drilling Trinidad Offshore Limited, a company organized under the laws of Trinidad and Tobago, by execution of this Second Supplemental Indenture each hereby agree to be bound by the terms of the Indenture as a Subsidiary Guarantor.

         SECTION 2.2 SUBSIDIARY GUARANTEE OF THE SECURITIES. Exhibit A, attached hereto and incorporated herein by reference, sets forth the form of Subsidiary Guarantee from the Original Indenture to which Cliffs Drilling (Barbados) Holdings ESRL, Cliffs Drilling (Barbados) SRL and Cliffs Drilling Trinidad Offshore Limited agree to be bound by execution and delivery of this Second Supplemental Indenture.


                                   ARTICLE III

                           PARTICULAR REPRESENTATIONS
                          AND COVENANTS OF THE COMPANY

         SECTION 3.1 AUTHORITY OF THE COMPANY. The Company is duly authorized by a resolution of the Board of Directors to execute and deliver this Second Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

         SECTION 3.2 AUTHORITY OF THE SUBSIDIARY GUARANTORS. Each of the Subsidiary Guarantors is duly authorized by a resolution of its respective Board of Directors or similar body to execute and deliver this Second Supplemental Indenture, and all corporate action on the part of each required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

         SECTION 3.3 TRUTH OF RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this Second Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

                                   ARTICLE IV

                             CONCERNING THE TRUSTEE

         SECTION 4.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Supplemented Indenture and in this Second Supplemental Indenture, to all of which the Company,


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Subsidiary Guarantors and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

         SECTION 4.2 RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this Second Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Second Supplemental Indenture.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1 RELATION TO THE INDENTURE. The provisions of this Second Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Second Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by the First Supplemental Indenture and this Second Supplemental Indenture; and the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed together as one instrument.

         SECTION 5.2 MEANING OF TERMS. Any capitalized term used in this Second Supplemental Indenture and not defined herein that is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

         SECTION 5.3 COUNTERPARTS OF SECOND SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         SECTION 5.4 GOVERNING LAW. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.




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         IN WITNESS WHEREOF, the parties hereto have cause this Second
Supplemental Indenture to be duly executed, all as of the day and year first above written.


Company:                            CLIFFS DRILLING COMPANY



                                    By:     /s/ Edward A. Guthrie
                                       -----------------------------------------
                                       Edward A. Guthrie
                                       Vice President - Finance


Subsidiary Guarantors:              CLIFFS DRILLING MERGER COMPANY
                                    CLIFFS DRILLING INTERNATIONAL, INC.
                                    CLIFFS OIL AND GAS COMPANY
                                    SOUTHWESTERN OFFSHORE CORPORATION
                                    (f/k/a Cliffs Drilling Asset Acquisition
                                        Company)



                                    By:       /s/ Edward A. Guthrie
                                       -----------------------------------------
                                       Edward A. Guthrie
                                       Vice President - Finance


                                    DRL, INC.



                                    By:      /s/ Edward A. Guthrie
                                       -----------------------------------------
                                       Edward A. Guthrie
                                       Vice President


                                    CLIFFS DRILLING TRINIDAD LIMITED


                                     By:      /s/ Edward A. Guthrie
                                        ----------------------------------------
                                        Edward A. Guthrie, Director






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                                       WEST INDIES DRILLING JOINT VENTURE

                                       By:  CLIFFS DRILLING TRINIDAD LIMITED,
                                                   Partner and Firm Manager



                                           By:       /s/ Edward A. Guthrie
                                              ----------------------------------
                                              Edward A. Guthrie, Director


                                       CLIFFS DRILLING (BARBADOS) HOLDINGS ESRL
                                       CLIFFS DRILLING (BARBADOS) SRL



                                       By:    /s/ Douglas E. Swanson
                                          -------------------------------------
                                          Douglas E. Swanson, Manager


                                       CLIFFS DRILLING TRINIDAD OFFSHORE LIMITED



                                       By:       /s/ Edward A. Guthrie
                                          -------------------------------------
                                          Edward A. Guthrie, Director


Trustee:                               STATE STREET BANK AND TRUST COMPANY



                                       By:     /s/ Susan C. Merker
                                          -------------------------------------
                                          Susan C. Merker
                                          Assistant Vice President




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                                    EXHIBIT A


                          FORM OF SUBSIDIARY GUARANTEE

         Subject to the limitations set forth in the Indenture, the initial Subsidiary Guarantors and, if any, all additional Subsidiary Guarantors (as defined in the Indenture referred to in the Series ____ Security upon which this notation is endorsed and each being hereinafter referred to as a "Subsidiary Guarantor," which term includes any additional or successor Subsidiary Guarantor under the Indenture) have, jointly and severally, unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest on the Securities, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and
(d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

         The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

         No stockholder, officer, director, employee, incorporator or Affiliate as such, past, present or future, of any Subsidiary Guarantor shall have any personal liability under its Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee, incorporator or Affiliate, or any liability for any obligations of any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

         Any Subsidiary Guarantor may be released from its Subsidiary Guarantee upon the terms and subject to the conditions provided in the Indenture.

         All terms used in this notation of Subsidiary Guarantee which are defined in the Indenture referred to in this Series ____ Security upon which this notation of Subsidiary Guarantees is endorsed shall have the meanings assigned to them in such Indenture.




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         The Subsidiary Guarantees shall be binding upon the Subsidiary
Guarantors and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee respecting the Series _____ Security upon which the foregoing Subsidiary Guarantees are noted, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

         The Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Series ____ Security upon which the foregoing Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.